UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 326-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 2, 2013, First Community Bancshares, Inc. filed a Current Report on Form 8-K (the “Original Report”) to report the Board of Directors’ appointment of W.C. Blankenship as director. This Current Report on Form 8-K/A (this “Amendment No. 1”) amends Item 5.02 of the Original Report to disclose Mr. Blankenship’s committee assignment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 27, 2012, the Board of Directors of First Community Bancshares, Inc. (the “Company”) appointed W. C. Blankenship as director, effective January 1, 2013.  Mr. Blankenship has been a director of the Company’s wholly owned subsidiary, First Community Bank, since 1996.  Mr. Blankenship is a State Farm Insurance agent from Tazewell, Virginia. On May 28, 2013, the Company’s Board of Directors appointed Mr. Blankenship to the Company’s Executive Committee.

There are no arrangements or understandings between Mr. Blankenship and any other persons pursuant to which Mr. Blankenship was appointed to the Board of Directors.

Other than his appointment as a director of the Company, there have been no transactions, nor are there any currently proposed transactions, in which the Company has or is to be a participant and the amount involved exceeds $120,000 and in which Mr. Blankenship had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	May 29, 2013	By:	/s/ David D. Brown

David D. Brown
Chief Financial Officer